                                                              EXHIBIT 99.(d)(10)

                                     FORM OF

                               AMENDMENT NO. 2 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEMENT

         THIS EXHIBIT to the Investment Management Agreement dated April 15, 1999 (the "Agreement") between DELAWARE POOLED TRUST, INC. and DELAWARE INTERNATIONAL ADVISERS, LTD. amended as of the ____ day of November, 1999, to add The International Large-Cap Equity Portfolio, lists the Portfolios for which the Investment Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Portfolio and the date on which the Agreement became effective for each Portfolio.

---------------------------------------------------------------------------------------------------------------
                Portfolio Name                          Effective Date             Management Fee Schedule
                                                                                     (as a percentage of
                                                                                  average daily net assets)
                                                                                         Annual Rate
---------------------------------------------------------------------------------------------------------------
The Emerging Markets Portfolio                          April 15, 1999                       1.00%
---------------------------------------------------------------------------------------------------------------
The Global Equity Portfolio                             April 15, 1999                       0.75%
---------------------------------------------------------------------------------------------------------------
The Global Fixed Income Portfolio                       April 15, 1999                       0.50%
---------------------------------------------------------------------------------------------------------------
The International Equity Portfolio                      April 15, 1999                       0.75%
---------------------------------------------------------------------------------------------------------------
The International Fixed Income Portfolio                April 15, 1999                       0.50%
---------------------------------------------------------------------------------------------------------------
The International Large-Cap Portfolio                 November ___, 1999                     0.75%
---------------------------------------------------------------------------------------------------------------
The International Small-Cap Portfolio                   June 30, 1999                        1.00%
---------------------------------------------------------------------------------------------------------------
The Labor Select International Equity                   April 15, 1999                       0.75%
Portfolio
---------------------------------------------------------------------------------------------------------------

DELAWARE INTERNATIONAL                      DELAWARE POOLED TRUST,
ADVISERS, LTD.                              INC.

By:____________________________                 By:____________________________
Name:__________________________                 Name:__________________________
Title:_________________________                 Title:_________________________


Attest:________________________                 Attest:________________________

Name:__________________________                 Name:__________________________
Title:_________________________                 Title:_________________________